Exhibit 4.2
NORTHWEST IOWA RENEWABLE ENERGY, L.L.C.
SUBSCRIPTION AGREEMENT
Limited Liability Company Membership Units
$1,000 per Unit
Minimum Investment of 20 Units ($20,000)
1 Unit Increments Thereafter ($1,000)
     The undersigned subscriber, desiring to become a member of Northwest Iowa Renewable Energy, L.L.C. (“Northwest Iowa Renewable Energy”), an Iowa limited liability company, with its principal place of business at 221 Reed Street, P.O. Box 366, Akron, Iowa 51001, hereby subscribes for the purchase of the membership units of Northwest Iowa Renewable Energy (“Units”), and agrees to pay the related purchase price, identified below.
A. SUBSCRIBER INFORMATION. Please print your individual or entity name, address and telephone numbers. Joint subscribers should provide both names. If we accept your subscription, the units will be titled in the name of the subscriber as it appears below. Your name, address and telephone numbers will be recorded exactly as printed below.

1.	Subscriber’s Printed Name:

2.	Subscriber’s Address:

Street

City, State, Zip Code

County

3.	Home Telephone Number

4.	Business Telephone Number

5.	Mobile Telephone Number

B. NUMBER OF UNITS PURCHASED. You must purchase at least 20 Units. The minimum purchase by a single investor is 20 Units ($20,000) and increments of 1 Unit thereafter. The maximum number of units to be sold in the offering is 50,900. Indicate the number of units purchased in the box below.

units

C. PURCHASE PRICE. Indicate the dollar amount of your investment (minimum investment is $20,000).

1. Total Purchase Price	=	2. Ten Percent(10%) 1st Installment	+	3. Ninety Percent (90%) 2nd Installment

($1,000 per unit multiplied by		(10% of the Total Purchase Price)		(90% of the Total Purchase Price)
number of units in part B above)
	=		+
D. GENERAL INSTRUCTIONS FOR SUBSCRIBERS:
     You should read the Prospectus dated                     , 2007 (the “Prospectus”) in its entirety including exhibits for a complete explanation of an investment in Northwest Iowa Renewable Energy. Read the instructions below on how to complete a subscription for our units.

INSTRUCTIONS IF YOU ARE SUBSCRIBING PRIOR TO NORTHWEST IOWA RENEWABLE ENERGY’S RELEASE OF FUNDS FROM ESCROW: If you are subscribing prior to Northwest Iowa Renewable Energy’s release of funds from escrow, you must follow Steps 1 through 5 below:
     1. Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 6 and the Member Signature Page to our Operating Agreement attached to this Subscription Agreement as Exhibit A.
     2. Immediately provide your personal (or business) check for the first installment of ten percent (10%) of your investment amount made payable to “Security National Bank, Escrow Agent for Northwest Iowa Renewable Energy, L.L.C.” You will determine this amount in box C.2 on page 1 of this Subscription Agreement.
     3. Execute the Promissory Note and Security Agreement on page 8 of this Subscription Agreement evidencing your commitment to pay the remaining ninety percent (90%) due for the Units subscribed and grant Northwest Iowa Renewable Energy a security interest in your units.
     4. Deliver each of the original executed documents referenced in Items 1 and 3 of these Instructions, together with your personal or business check described in Item 2 of these Instructions to either of the following:

Northwest Iowa Renewable Energy, L.L.C.	First National Bank
Attn: John Lucken, Chairman	For Credit To Account:
221 Reed Street	Security National Bank, Escrow Agent for
P.O. Box 366	Northwest Iowa Renewable Energy, L.L.C.
Akron, IA 51001	251 Reed Street
Akron, IA 51001
     5. Within 20 days of written notice from Northwest Iowa Renewable Energy that your subscription has been accepted, you must remit an additional personal (or business) check for the second installment of ninety percent (90%) of your investment amount made payable to “Security National Bank, Escrow Agent for Northwest Iowa Renewable Energy, L.L.C.” in satisfaction of the Promissory Note and Security Agreement. You will determine this amount in box C.3 on page 1 of this Subscription Agreement. Deliver this check to the same address set forth above in Instruction 4 within twenty (20) days of the date of Northwest Iowa Renewable Energy’s written notice. If you fail to pay the second installment pursuant to the Promissory Note and Security Agreement, Northwest Iowa Renewable Energy shall be entitled to retain your first installment and to seek other damages, as provided in the Promissory Note and Security Agreement. This means that if you are unable to pay the 90% balance of your investment amount within 20 days of our notice, you may have to forfeit the 10% cash deposit.
     Your funds will be placed in Northwest Iowa Renewable Energy’s escrow account at Security National Bank, Sioux City, Iowa. The funds will be released to Northwest Iowa Renewable Energy or returned to you in accordance with the escrow arrangements described in the Prospectus. Northwest Iowa Renewable Energy may, in its sole discretion, reject or accept any part or all of your subscription. If Northwest Iowa Renewable Energy rejects your subscription, your Subscription Agreement and investment will be returned to you within 30 days of such rejection, plus nominal interest, minus escrow fees. Northwest Iowa Renewable Energy may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.
INSTRUCTIONS IF YOU ARE SUBSCRIBING AFTER NORTHWEST IOWA RENEWABLE ENERGY’S RELEASE OF FUNDS FROM ESCROW: If you are subscribing after Northwest Iowa Renewable Energy’s release of funds from escrow, you must follow Steps 1 through 3 below:
     1. Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 6 and the Member Signature Page to our Operating Agreement attached to this Subscription Agreement as Exhibit A.
     2. Immediately provide your personal (or business) check for the entire amount of your investment (as determined in Box C.1 on page 1) made payable to “Northwest Iowa Renewable Energy, L.L.C.”.
     3. Deliver the original executed documents referenced in Item 1 of these Instructions, together with your personal or business check described in Item 2 of these Instructions to the following:

Northwest Iowa Renewable Energy, L.L.C.
P.O. Box 366
Akron, Iowa 51001
     If you are subscribing after we have released funds from escrow and we accept your investment, your funds will be immediately at-risk as described in the Prospectus. Northwest Iowa Renewable Energy may, in its sole discretion, reject or accept any part or all of your subscription. If Northwest Iowa Renewable Energy rejects your subscription, your Subscription Agreement and investment will be returned to you promptly, plus nominal interest, minus escrow fees. Northwest Renewable Energy may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.
You may direct your questions to any of our directors at (712) 568-3211.
     F. Additional Subscriber Information. The Subscriber, named above, certifies the following under penalties of perjury:

1.	Form of Ownership. Check the appropriate box (one only) to indicate form of ownership. If the subscriber is a Custodian, Corporation, Partnership or Trust, please provide the additional information requested.

☐ Individual

☐ Joint Tenants with Right of Survivorship (Both signatures must appear on page 6.)

☐ Corporation, Limited Liability Company or Partnership (Corporate Resolutions, Operating Agreement or Partnership Agreement must be enclosed.)

☐ Trust
Trustee’s Name:

Trust Date:

☐ Other: Provide detailed information in the space immediately below.

2.	Subscriber’s Taxpayer Information. Check the appropriate box if you are a non-resident alien, a U.S. Citizen residing outside the United States, and/or subject to backup withholding. All individual subscribers should provide their Social Security Numbers. Trusts should provide the trust’s taxpayer identification number. Custodians should provide the minor’s Social Security Number. Other entities should provide the entity’s taxpayer identification number.

☐ Check box if you are a non-resident alien

☐ Check box if you are a U.S. citizen residing outside of the United States

☐ Check this box if you are subject to backup withholding

Subscriber’s Social Security No.

Joint Subscriber’s Social Security No.

Taxpayer Identification No.

3.	Member Report Address. If you would like duplicate copies of member reports sent to an address that is different than the address identified in section A, please complete this section.

Address:

4.	State of Residence.

State of Principal Residence:

State where driver’s license is issued:

State where resident income taxes are filed:

State(s) in which you have maintained your principal residence during the past three years:

a.	b.	c.

5.	Suitability Standards. You cannot invest in Northwest Iowa Renewable Energy unless you meet one of the following suitability tests (a or b) set forth below. Please review the suitability tests and check the box next to the following suitability test that you meet. For husbands and wives purchasing jointly, the tests below will be applied on a joint basis.

For investors that reside in states other than Iowa:

a. ☐ I (We) have annual income from whatever source of at least $45,000 and a net worth of at least $45,000, exclusive of home, furnishings and automobiles; or

b. ☐ I (We) have a net worth of at least $150,000, exclusive of home, furnishings and automobiles

For Iowa investors:

a. ☐ I (We) have annual income from whatever source of at least $65,000 and a net worth of at least $65,000, exclusive of home, furnishings and automobiles; or

b. ☐ I (We) have a net worth of at least $175,000, exclusive of home, furnishings and automobiles.

I (We) certify that I (we) satisfy one of the suitability requirements set forth as (a) and (b) above.

Signature of Individual Subscriber	Signature of Joint Subscriber
(if applicable)
Subscriber’s Representations and Warranties. You must read and certify your representations and warranties by placing your initials where indicated and by signing and dating this Subscription Agreement. Joint subscribers are also required to initial and sign as indicated.
(Initial here) (Joint initials) By signing below the subscriber represents and warrants to Northwest Iowa Renewable Energy that he, she or it:

a. has received a copy of Northwest Iowa Renewable Energy’s Prospectus dated [DATE OF EFFECTIVENESS] and the exhibits thereto or has received notice that this sale has been made pursuant to a registration statement in which a final prospectus would have been required to have been delivered in the absence of Rule 172;

b. has been informed that the units of Northwest Iowa Renewable Energy are offered and sold in reliance upon a federal securities registration; state registrations in Iowa, South Dakota, Nebraska and Colorado; and understands that the units to be issued pursuant to this subscription agreement can only be sold to a person meeting requirements of suitability;

c. has been informed that the securities purchased pursuant to this Subscription Agreement have not been registered under the securities laws of any state other than Iowa, South Dakota, Nebraska and Colorado and that Northwest Iowa Renewable Energy is relying in part upon the representations of the undersigned Subscriber contained herein;

d. has been informed that the securities subscribed for have not been approved or disapproved by the SEC, or the Iowa, South Dakota, Nebraska or Colorado Securities Departments or any other regulatory authority, nor has any regulatory authority passed upon the accuracy or adequacy of the Prospectus;

e. intends to acquire the units for his/her/its own account without a view to public distribution or resale and that he/she/it has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any units or any portion thereof to any other person;

f. understands that there is no present market for Northwest Iowa Renewable Energy’s membership units, that the membership units will not trade on an exchange or automatic quotation system, that no such market is expected to develop in the future and that there are significant restrictions on the transferability of the membership units;

g. has been encouraged to seek the advice of his legal counsel and accountants or other financial advisers with respect to investor-specific tax and/or other considerations relating to the purchase and ownership of units;

h. has received a copy of the Northwest Iowa Renewable Energy Operating Agreement, dated April 14, 2006, and understands that upon closing the escrow by Northwest Iowa Renewable Energy, the subscriber and the membership units will be bound by the provisions of the Operating Agreement which contains, among other things, provisions that restrict the transfer of membership units;

i. understands that the units are subject to substantial restrictions on transfer under certain tax and securities laws along with restrictions in the Northwest Iowa Renewable Energy Operating Agreement, and agrees that if the membership units or any part thereof are sold or distributed in the future, the subscriber shall sell or distribute them pursuant to the terms of the Operating Agreement, and the requirements of the Securities Act of 1933, as amended, and applicable tax and securities laws;

j. meets the suitability test marked in Item E.5 above and is capable of bearing the economic risk of this investment, including the possible total loss of the investment;

k. understands that Northwest Iowa Renewable Energy will place a restrictive legend on any certificate representing any unit containing substantially the following language as the same may be amended by the Directors of Northwest Iowa Renewable Energy in their sole discretion:
THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, AND NO ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF WILL BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE FEDERAL AND STATE LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

l. understands that, to enforce the above legend, Northwest Iowa Renewable Energy may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the membership units;

m. may not transfer or assign this Subscription Agreement, or any of the subscriber’s interest herein without the prior written consent of Northwest Iowa Renewable Energy;

n. has written his, her, or its correct taxpayer identification number under Item E.2 on this Subscription Agreement;

o. is not subject to back up withholding either because he, she or it has not been notified by the Internal Revenue Service (“IRS”) that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him, her or it that he is no longer subject to backup withholding (Note this clause (p) should be crossed out if the backup withholding box in Item E.2 is checked);

p. understands that execution of the attached Promissory Note and Security Agreement will allow Northwest Iowa Renewable Energy or its assigns to pursue the obligor for payment of the amount due thereon by any legal means, including, but not limited to, acquisition of a judgment against the obligor in the event that the subscriber defaults on that Promissory Note and Security Agreement; and

q. acknowledges that Northwest Iowa Renewable Energy may retain possession of certificates representing subscriber’s units to perfect its security interest in those units.

By executing this Subscription Agreement below, the Subscriber agrees to be bound by all of the terms, provisions, warranties, representations and conditions contained in this Subscription Agreement.
Signature of Subscriber/Joint Subscriber:

Date:

Sign below if subscribing as an Individual or as joint tenants:	Sign below if subscribing as a trust or other business entity:

Name of Individual Subscriber (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Subscriber (Please Print)	Signature of Officer

Signature of Joint Individual Subscriber

ACCEPTANCE OF SUBSCRIPTION BY NORTHWEST IOWA RENEWABLE ENERGY, L.L.C.:
Northwest Iowa Renewable Energy, L.L.C. hereby accepts the subscription for the above Units.
Dated this                        day of                                             , 200                     .
Northwest Iowa Renewable Energy, L.L.C.
By:
Its:

PROMISSORY NOTE AND SECURITY AGREEMENT
Date of Subscription Agreement: ___, 200___.
$1,000 per Unit

Minimum Investment of 20 Units ($20,000); 1 Unit Increments Thereafter ($1,000 each)

Number of Units Subscribed

Total Purchase Price ($1,000 per unit multiplied by number of units subscribed)

( )	Less Initial Payment (10% of Principal Amount)

Principal Balance
     FOR VALUE RECEIVED, the undersigned obligor (the “Obligor”) hereby promises to pay to the order of Northwest Iowa Renewable Energy, L.L.C., a Iowa limited liability company (“Northwest Iowa Renewable Energy” or the “Company”), at its principal office located at P.O. Box 366, 221 Reed Street, Akron, IA 51001, or at such other place as required by Northwest Iowa Renewable Energy, the Principal Balance set forth above, in one lump sum to be paid without interest within 20 days following the call of the Northwest Iowa Renewable Energy Board of Directors, as described in the Subscription Agreement. In the event the undersigned fails to timely make any payment owed, the entire balance of any amounts due under this full recourse Promissory Note and Security Agreement shall be immediately due and payable in full with interest at the rate of 12% per annum from the due date and any amounts previously paid in relation to the obligation evidenced by this Promissory Note and Security Agreement, including the 10% installment payment due upon subscription, may be forfeited at the discretion of Northwest Iowa Renewable Energy.
     The undersigned agrees to pay to Northwest Iowa Renewable Energy on demand, all costs and expenses incurred to collect any indebtedness evidenced by this Promissory Note and Security Agreement, including, without limitation, reasonable attorneys’ fees. This Promissory Note and Security Agreement may not be modified orally and shall in all respects be governed by, construed, and enforced in accordance with the laws of the State of Iowa.
     The provisions of this Promissory Note and Security Agreement shall inure to the benefit of Northwest Iowa Renewable Energy and its successors and assigns. In the event that the undersigned defaults on this on the obligations provided in this Promissory Note and Security Agreement, Northwest Iowa Renewable Energy or its assigns have the right to: (i) terminate Obligor’s interests in Northwest Iowa Renewable Energy, including redeeming Obligor’s Membership Units and retaining as liquidated damages all sums paid to date; (ii) pursue collection of the remaining balance due through legal proceedings, with Obligor paying all costs to collect such balance, including reasonable attorneys’ fees; (iii) offer for sale the Obligor’s Membership Units; and (iv) pursue any other remedy available to Northwest Iowa Renewable Energy under law.
     The undersigned grants to Northwest Iowa Renewable Energy its successors and assigns (“Secured Party”), a purchase money security interest in all of the undersigned’s Membership Units of Northwest Iowa Renewable Energy now owned or hereafter acquired. This security interest is granted as non-exclusive collateral to secure payment and performance on the obligation owed Secured Party from the undersigned evidenced by this Promissory Note and Security Agreement. The undersigned further authorizes Secured Party to retain possession of certificates representing such Membership Units and to take any other actions necessary to perfect the security interest granted herein.
     The undersigned waives presentment, demand for payment, notice of dishonor, notice of protest, and all other notices or demands in connection with the delivery, acceptance, performance or default of this Promissory Note and Security Agreement.
[Remainder of Page Intentionally Left Blank]

Dated:                                          ,200          .

OBLIGOR/DEBTOR:	JOINT OBLIGOR/DEBTOR:

Printed or typed Name of Obligor	Printed or Typed Name of Joint Obligor

By:	By:

Signature	Signature

Officer title if Obligor is an Entity

Address of Obligor:

EXHIBIT “A”
MEMBER SIGNATURE PAGE
ADDENDA
TO THE
OPERATING AGREEMENT OF
NORTHWEST IOWA RENEWABLE ENERGY, L.L.C.
     The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member in Northwest Iowa Renewable Energy, LLC, has received a copy of the Operating Agreement, dated April 14, 2006, and, if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the Operating Agreement, shall be subject to and comply with all terms and conditions of said Operating Agreement in all respects as if the undersigned had executed said Operating Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Operating Agreement from and after the date of execution hereof.

Individuals:	Entities:

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Signature of Individual Member	Print Name and Title of Officer

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member
Agreed and accepted on behalf of the
Company and its Members:
NORTHWEST IOWA RENEWABLE ENERGY, L.L.C.
By:
Its: